Exhibit 99.1

Penn Virginia Announces Retirement of John A. Brooks and Appointment of

Darrin J. Henke as President, CEO and Director

HOUSTON, August 17, 2020 (GLOBE NEWSWIRE) — Penn Virginia Corporation (“Penn Virginia” or the “Company”) (NASDAQ:PVAC) today announced the concurrent retirement of John A. Brooks and appointment of Darrin J. Henke as President, Chief Executive Officer (“CEO”) and Director of the Company, effective immediately.

“The Board is thankful for John’s years of service and leadership. He steadied us during a challenging period in the industry,” said Darin G. Holderness, Chairman of the Board of Directors. “Under his leadership, Penn Virginia implemented significantly improved drilling and completions operations and positioned us well for the future. He has been a tremendous asset to Penn Virginia, and we wish him the best in his future endeavors.”

Mr. Holderness continued, “We are very pleased to have Darrin joining Penn Virginia as President, Chief Executive Officer, and Director. Darrin brings a wealth of experience and is a proven oil and gas leader with broad technical and commercial experience across multiple basins, including the Eagle Ford. I am confident that Darrin and the rest of the team will continue to lead the Company to future success with our priorities unchanged—generating free cash flow, cash on cash returns, and protecting our strong balance sheet.”

Prior to joining Penn Virginia, Mr. Henke served nearly five years as the Chief Executive Officer of Gary Petroleum Partners and Gary Permian LLC, a private oil and gas acquisition and development company. He was previously employed by Encana Oil & Gas (USA) Inc. for eleven years, most recently as Vice President & General Manager for Southern Operations overseeing, among others, Encana’s entrance into the Eagle Ford and Permian Basins. With thirty years of experience in the oil and gas business, Mr. Henke was also employed by Tom Brown Inc., Venoco Inc. and Burlington Resources. Mr. Henke graduated summa cum laude with a B.S. in Mechanical Engineering from Texas Tech University and also completed Duke’s Advanced Management Program. He was the recipient of the Denver Business Journal’s 2013 Power Book Award for outstanding business leadership, currently sits on the board of Colorado’s State Chamber of Commerce, and is a registered Professional Petroleum Engineer.

On August 17, 2020, each of the Compensation and Benefits Committee and the Board of Directors of Penn Virginia approved the issuance to Mr. Henke of an initial inducement equity compensation award of 115,000 restricted stock units, comprised of 50% time-based restricted stock units (“RSUs”) and 50% performance-based restricted stock units (“PSUs”). The RSUs vest over three years from Mr. Henke’s date of hire, and the PSUs vest according to the Company’s achievement of certain performance factors based on a 2021-2023 performance period, subject in each case to Mr. Henke’s continued employment through the applicable vesting date. Such inducement award will be in lieu of any equity grant to Mr. Henke for fiscal 2021, and there are no additional awards being granted at this time.

The RSUs and the PSUs are being granted as an inducement to Mr. Henke entering into employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4). Pursuant to the requirements of such rule, Penn Virginia is including the above disclosures in this press release.

About Penn Virginia Corporation

Penn Virginia Corporation is a pure-play independent oil and gas company engaged in the development and production of oil, NGLs, and natural gas, with operations in the Eagle Ford shale in south Texas. For more information, please visit our website at www.pennvirginia.com. The information on the Company’s website is not part of this release.

Forward-Looking Statements

This communication contains certain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding future financial or operating performance and other statements that are not historical facts are forward-looking statements, and such statements include, words such as “anticipate,” “will,” “outlook,” “expects,” “intends,” “plans,” “believes,” “potential,” “may,” “possible,” “should,” “could,” and variations of such words or similar expressions, including the negative thereof, to identify forward-looking statements. Because such statements include assumptions, risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: our ability to realize the desired benefits of the change in leadership; the effect of commodity and financial derivative arrangements with other parties, and counterparty risk related to the ability of these parties to meet their future obligations; any further decline in, sustained depression in and volatility of expected and realized commodity prices for oil, NGLs, and natural gas; our ability to comply with our credit agreement and maintain or increase our borrowing base; the uncertainties inherent in projecting future rates of production for our wells and the extent to which actual production differs from that estimated in our proved oil and gas reserves; actions by third parties, including suppliers and customers; the impact of the COVID-19 pandemic, the related economic downturn and the related substantial decline in demand for oil and natural gas; and other risks set forth in our filings with the SEC. Additional information concerning these and other factors can be found in our press releases and public filings with the SEC. Many of the factors that will determine our future results are beyond the ability of management to control or predict. The unprecedented nature of the current pandemic and economic downturn makes it more difficult for management to determine risks and the magnitude of the impact of risks known or unknown to management. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The statements in this communication speak only as of the date of communication. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law.

Contact

Clay Jeansonne

Investor Relations

Ph: (713) 722-6540

E-Mail: invest@pennvirginia.com